Exhibit 99.1

Nine Energy Service Announces Second Quarter 2026 Results

●	Revenue, net loss and adjusted EBITDAA of $141.8 million, $(4.9) million and $8.6 million, respectively, for the second quarter of 2026

●	Total liquidity as of June 30, 2026 of $46.8 million

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE American: NINE) reported second quarter 2026 revenues of $141.8 million, net loss of $(4.9) million, or $(0.35) per diluted share and $(0.35) per basic share, and adjusted EBITDA of $8.6 million.

“Second quarter revenue increased sequentially and was within our previously provided guidance range; however, adjusted EBITDA was below our guidance range,” said Ann Fox, President and Chief Executive Officer of Nine Energy Service. “While industry activity improved modestly during the second quarter, our profitability was negatively impacted by significant margin compression within our Coiled Tubing business. During the quarter, two of our large-diameter coiled tubing units, representing approximately 17% of our large diameter fleet, were taken out of service due to maintenance-related issues. At the same time, we experienced meaningful inflationary pressures across several cost categories, including consumables, labor, and repairs and maintenance.”

“One of the affected units returned to service early in the third quarter, while the second unit remains under repair and is currently expected to return near year-end. As a result, we anticipate our Coiled Tubing operations will remain constrained until that unit is restored to service.”

“Our Completion Tools business delivered a strong quarter, supported by increased domestic sales and continued growth in international markets. We also continue to make meaningful progress commercializing our new technologies, and demand for our dissolvable solutions is increasing as operators extend lateral lengths. These trends reinforce our confidence in the long-term growth opportunities across our dissolvable offering.”

“Cementing remained a steady contributor despite uneven activity levels; however, this business also experienced inflationary cost pressures during the second quarter related to materials and labor, negatively impacting margins. In Wireline, we are making steady progress executing our expansion in the Haynesville Basin.”

“The macro backdrop remains uncertain, particularly given recent geopolitical events. We expect the average U.S. rig count during the third quarter to be relatively flat to slightly up compared to the second quarter of this year.”

“With the sustained revenue loss from our damaged coiled tubing unit, combined with persistent cost inflation across service lines, we anticipate third-quarter revenue and profitability to be flat to modestly down compared to the second quarter.”

“Despite these near-term challenges, we believe the underlying fundamentals of the business remain intact. Our focus continues to be on operational execution, cost discipline, and expanding the adoption of our differentiated technologies. Supported by a stronger balance sheet, a growing technology portfolio, and an excellent team, we remain confident in the long-term value potential of Nine.”

Operating Results

During the second quarter of 2026, the Company reported revenues of $141.8 million, gross profit of $12.8 million and adjusted gross profitB of $19.9 million.

During the second quarter of 2026, the Company reported general and administrative (“G&A”) expense of $15.6 million. Depreciation and amortization expense (“D&A”) in the second quarter of 2026 was $7.2 million.

The Company’s tax provision for the second quarter was approximately $0.4 million, primarily attributed to state and non-U.S. jurisdictions.

Liquidity and Capital Expenditures

During the second quarter of 2026, the Company reported net cash used in operating activities of $2.3 million. Capital expenditures totaled $4.8 million during the second quarter of 2026. Capital expenditures totaled $1.9 million for the period from January 1, 2026 through March 5, 2026 and $3.7 million for the period from March 6, 2026 through March 31, 2026.1 The Company’s full-year 2026 capital expenditures guidance is unchanged at $20 to $30 million. As of June 30, 2026, Nine’s cash and cash equivalents were $16.8 million, and the Company had $30.0 million of availability under its revolving credit facility, resulting in a total liquidity position of $46.8 million as of June 30, 2026. On June 30, 2026, the Company had $97.3 million of borrowings under its revolving credit facility.

ABSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

[1]	On March 5, 2026 (the “Plan Effective Date”), the Company emerged from bankruptcy, and in connection therewith, the Company applied fresh start accounting on such date. The application of fresh start accounting resulted in a new basis of accounting and the Company becoming a new entity for financial reporting purposes, which is referred to as the “Successor.” The Company prior to the application of fresh start account is referred to as the “Predecessor.” With the application of fresh start accounting, the Company allocated its reorganization value to its individual assets based on their estimated fair value. The Plan Effective Date fair values of the Successor’s assets and liabilities differ materially from their recorded values as reflected on the historical balance sheet of the Predecessor. Accordingly, the Predecessor and Successor financial information are not comparable. For additional information on the Company’s application of fresh start accounting, see Note 3 – Emergence from Bankruptcy in Item 1 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026.

Conference Call Information

The call is scheduled for Thursday, August 6, 2026, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (888) 396-8049 or International: (416) 764-8646 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through August 20, 2026, and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and enter passcode 13761720.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. Forward-looking statements included herein relate to, among other things, our strategy and prospects, future operations, financial position and financial results, estimated future revenues and earnings. All forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil-producing countries or regions, particularly Iran and elsewhere in the Middle East, Russia, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil-exporting nations; general economic conditions and inflation, particularly cost inflation with labor or materials; the effects of tariffs and other trade measures on the Company’s business and on the onshore oil and natural gas industry generally; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; our recent emergence from bankruptcy, which may adversely affect our business and relationships; seasonal and adverse weather conditions; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Josh Riley
Senior Vice President, Corporate Finance and Investor Relations
(281) 730-5100
investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Successor		Predecessor
	Three Months Ended June 30, 2026	Period from March 6, 2026 through March 31, 2026	Period from January 1, 2026 through March 5, 2026

Revenues	$141,806	$41,603	$88,392
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	121,866	35,600	80,546
General and administrative expenses	15,609	4,623	13,052
Depreciation	7,038	2,205	3,963
Amortization of intangibles	205	68	1,984
Gain on sale of property and equipment	(23)	(37)	(147)
Loss from operations	(2,889)	(856)	(11,006)
Interest expense	1,878	542	5,256
Interest income	(99)	(1)	(82)
Reorganization items, net	—	—	(124,059)
Other income	(162)	(53)	(109)
Income (loss) before income taxes	(4,506)	(1,344)	107,988
Provision (benefit) for income taxes	384	(91)	109
Net income (loss)	$(4,890)	$(1,253)	$107,879

Income (loss) per share
Basic	$(0.35)	$(0.09)	$2.65
Diluted	$(0.35)	$(0.09)	$2.65
Weighted average shares outstanding
Basic	13,949,990	13,949,990	40,650,388
Diluted	13,949,990	13,949,990	40,659,260

Other comprehensive loss (income), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(96)	$32	$158
Total other comprehensive income (loss), net of tax	(96)	32	158
Total comprehensive income (loss)	$(4,986)	$(1,221)	$108,037

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	Successor	Successor
	June 30, 2026	March 31, 2026

Assets
Current assets
Cash and cash equivalents	$16,849	$11,249
Restricted cash	1,400	10,616
Accounts receivable, net	91,599	88,270
Inventories, net	48,769	50,550
Prepaid expenses	11,307	12,106
Other current assets	1,375	2,064
Total current assets	171,299	174,855
Property and equipment, net	106,572	109,013
Operating lease right-of-use assets, net	30,293	32,482
Finance lease right-of-use assets, net	36	52
Intangible assets, net	8,898	9,103
Other long-term assets	557	535
Total assets	$317,655	$326,040
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$44,448	$41,453
Accrued expenses	13,927	23,662
Income taxes payable	381	374
Current portion of long-term debt	1,606	3,978
Current portion of operating lease obligations	12,695	12,454
Current portion of finance lease obligations	37	50
Total current liabilities	73,094	81,971
Long-term liabilities
Long-term debt	97,344	90,439
Long-term operating lease obligations	17,188	19,602
Other long-term liabilities	459	45
Total liabilities	188,085	192,057

Stockholders’ equity (deficit)
Successor common stock (70,000,000 shares authorized at $0.01 par value; 13,949,990 and 13,949,990 shares issued and outstanding at June 30, 2026 and March 31, 2026, respectively)	139	139
Additional paid-in capital	135,638	135,065
Accumulated other comprehensive income (loss)	(64)	32
Accumulated deficit	(6,143)	(1,253)
Total stockholders’ equity	129,570	133,983
Total liabilities and stockholders’ equity	$317,655	$326,040

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Successor		Predecessor
	Three Months Ended June 30, 2026	Period from March 6, 2026 through March 31, 2026	Period from January 1, 2026 through March 5, 2026

Cash flows from operating activities
Net income (loss)	$(4,890)	$(1,253)	$107,879
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	7,038	2,205	3,963
Amortization of intangibles	205	68	1,984
Amortization of deferred financing costs and non-cash interest	1,905	134	2,421
Amortization of operating leases	3,618	1,048	2,930
Provision for doubtful accounts	4	—	82
Provision for inventory obsolescence	203	—	2,462
Stock-based compensation expense	573	—	1,890
Gain on sale of property and equipment	(23)	(37)	(147)
Non-cash reorganization items, net	—	—	(139,231)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(3,343)	(9,163)	(3,211)
Inventories, net	1,554	(183)	2,059
Prepaid expenses and other current assets	1,488	17	1,658
Accounts payable and accrued expenses	(7,426)	5,176	8,883
Income taxes receivable/payable	13	(91)	109
Operating lease obligations	(3,606)	(296)	(3,674)
Other assets and liabilities	391	(41)	(8)
Net cash used in operating activities	(2,296)	(2,416)	(9,951)
Cash flows from investing activities
Proceeds from sales of property and equipment	182	15	286
Proceeds from property and equipment casualty losses	—	25	628
Purchases of property and equipment	(4,057)	(3,482)	(2,950)
Net cash used in investing activities	(3,875)	(3,442)	(2,036)
Cash flows from financing activities
Proceeds from Prepetition ABL Facility	—	—	3,000
Payments on Prepetition ABL Facility	—	—	(67,349)
Proceeds from DIP ABL Facility	—	—	79,495
Payments of DIP ABL Facility	—	—	(82,568)
Proceeds from Exit ABL Facility	5,000	—	89,479
Proceeds from short-term debt	—	—	—
Payments of short-term debt	(2,372)	(782)	(1,550)
Principal payments on finance leases	(13)	(5)	(11)
Net cash provided by (used in) financing activities	2,615	(787)	20,496
Impact of foreign currency exchange on cash	(60)	70	89
Net (decrease) increase in cash, cash equivalents, and restricted cash	(3,616)	(6,575)	8,598
Cash, cash equivalents, and restricted cash
Beginning of period	21,865	28,440	19,842
End of period	$18,249	$21,865	$28,440

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Successor		Predecessor
	Three Months Ended June 30, 2026	Period from March 6, 2026 through March 31, 2026	Period from January 1, 2026 through March 5, 2026
Net income (loss)	$(4,890)	$(1,253)	$107,879
Interest expense	1,878	542	5,256
Interest income	(99)	(1)	(82)
Depreciation	7,038	2,205	3,963
Amortization of intangibles	205	68	1,984
Provision (benefit) for income taxes	384	(91)	109
EBITDA	$4,516	$1,470	$119,109
Reorganization items, net	—	—	(125,640)
Restructuring charges and other expenses (1)	2,714	555	5,408
Stock-based compensation	573	—	1,890
Cash award expense	814	121	250
Gain on sale of property and equipment	(23)	(37)	(147)
Adjusted EBITDA	$8,594	$2,109	$870

(1)	For the three months ended June 30, 2026, amounts related to professional fees incurred after the Plan Effective Date in relation to the Chapter 11 Cases as well as other costs associated with restructuring initiatives. For the period from March 6, 2026 through March 31, 2026, amounts related to professional fees incurred after the Plan Effective Date in relation to the Chapter 11 Cases. For the period from January 1, 2026 through March 5, 2026, amounts related to professional fees incurred prior to the Petition Date in relation to the Chapter 11 Cases.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Successor		Predecessor
	Three Months Ended June 30, 2026	Period from March 6, 2026 through March 31, 2026	Period from January 1, 2026 through March 5, 2026
Calculation of gross profit:
Revenues	$141,806	$41,603	$88,392
Cost of revenues (exclusive of depreciation and amortization shown separately below)	121,866	35,600	80,546
Depreciation (related to cost of revenues)	6,901	2,162	3,886
Amortization of intangibles	205	68	1,984
Gross profit	$12,834	$3,773	$1,976

Adjusted gross profit reconciliation:
Gross profit	$12,834	$3,773	$1,976
Depreciation (related to cost of revenues)	6,901	2,162	3,886
Amortization of intangibles	205	68	1,984
Adjusted gross profit	$19,940	$6,003	$7,846

AAdjusted EBITDA is defined as EBITDA (which is net income (loss) before interest, taxes, and depreciation and amortization) further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation and certain cash award expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes adjusted EBITDA provides useful information to us and our investors regarding our financial condition and results of operations because it allows us and them to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted gross profit (loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Management believes adjusted gross profit (loss) provides useful information to us and our investors regarding our financial condition and results of operation and helps management evaluate our operating performance by eliminating the impact of depreciation and amortization, which we do not consider indicative of our core operating performance.